Exhibit 5.1

December 4, 2020

Flying Eagle Acquisition Corp.

2121 Avenue of the Stars, Suite 2300

Los Angeles, California 90067

Ladies and Gentlemen:

We have acted as New York counsel to Flying Eagle Acquisition Corp., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the selling stockholders named in the prospectus contained in the Registration Statement (the “Selling Stockholders”) of up to 15,853,052 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), which are expected to be issued to the Selling Stockholders in a private placement offering that is exempt from the registration requirements under the Securities Act, pursuant to the terms of subscription agreements between the Company and the Selling Stockholders, each dated as of September 1, 2020 (collectively, the “Subscription Agreements”), immediately prior to the closing of the proposed business combination (the “Business Combination”) among the Company, FEAC Merger Sub Inc. (“Merger Sub”), Skillz Inc. (“Skillz”) and Andrew Paradise (“Paradise”), solely in his capacity as representative of the stockholders of Skillz (the “Stockholder Representative”). Upon the closing of the Business Combination, the Company will change its name to “Skillz, Inc.” (“New Skillz”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the offer and sale of the shares of Class A Common Stock.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement;

(b)	Merger Agreement, dated as of September 1, 2020, by and among the Company, Merger Sub, Skillz and the Stockholder Representative, filed as Exhibit 2.1 to the Registration Statement (the “Merger Agreement”);

(c)	Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement;

(d)	Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.2 to the Registration Statement;

(e)	Second Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.3 to the Registration Statement;

(f)	Bylaws of the Company, filed as Exhibit 3.4 to the Registration Statement;

(g)	Form of the Charter of New Skillz, filed as Exhibit 3.5 to the Registration Statement;

(h)	Form of the Bylaws of New Skillz, filed as Exhibit 3.6 to the Registration Statement;

(i)	the specimen Class A Common Stock Certificate, filed as Exhibit 4.1 to the Registration Statement;

(j)	Form of Subscription Agreements between the Company and the other Selling Stockholders, filed as Exhibit 10.2 to the Registration Statement;

(k)	a copy of the Resolutions of the Board of Directors of the Company adopted on November 6, 2020; and

(l)	a copy of a certificate of the Secretary of State of Delaware, dated the date hereof, certifying the existence and good standing of the Company under the laws of the State of Delaware.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.  We have also assumed that the stockholders of the Company have approved or will have approved, among other things, the Merger Agreement and the Business Combination and that all conditions precedent to the closing of the Business Combination have been satisfied or will have been satisfied or otherwise waived.

Based upon the foregoing assumptions and assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that when the shares of Class A Common Stock have been delivered by the Company pursuant to the Subscription Agreements against the payment of the consideration set forth in each applicable Subscription Agreement, the shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

The opinion expressed above is limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Class A Common Stock pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Class A Common Stock appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

JR:ES:RB:TZ:AR:AM

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